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             EXHIBIT 10.5 - 1998 BUSINESS PARTNER STOCK OPTION PLAN



                             SALESLOGIX CORPORATION

                     1998 BUSINESS PARTNER STOCK OPTION PLAN

                           (AS AMENDED MARCH 19, 1999)


                               ARTICLE 1: PURPOSE

      1.1 General. The purpose of the SALESLOGIX CORPORATION 1998 BUSINESS PARTNER STOCK OPTION PLAN (the "Plan") is to promote the interests of SalesLogix Corporation (the "Company"), by enabling the Company to motivate, attract, and retain the services of persons acting as consultants and advisers to the Company, including its independent marketers and resellers of the Company's products, upon whose judgment, efforts, and contributions the success of the Company's business depends. The plan is further intended to align the personal interests of such persons with the interests of shareholders of the Company through equity participation in the Company's growth and success. Capitalized terms not otherwise defined in the text are defined in Article 12.

                        ARTICLE 2: EFFECTIVE DATE; TERM

      2.1 Effective Date. The effective date of the Plan is March 19, 1998 (the "Effective Date"), which is the date as of which the Plan was approved by the Board of Directors and stockholders of the Company.

      2.2 Term. This Plan shall terminate on the tenth (10th) anniversary of the Effective Date, subject to Article 10.

                     ARTICLE 3: SHARES SUBJECT TO THE PLAN

      3.1 Number of Shares. The aggregate number of shares of Stock reserved and available for Options shall initially be 225,000 shares (the "Shares") of Stock.

      3.2 Lapsed Options. To the extent that an Option terminates, expires or lapses for any reason, any shares of Stock subject to the Option will again be available for the grant of an Option under the Plan, in each case to the full extent available pursuant to the applicable rules and interpretations of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      3.3 Payments in Stock. Any shares of Stock tendered to or withheld by the Company in connection with payment for Stock purchased pursuant to the Plan or withholding taxes thereon shall be added back to the aggregate number of shares reserved and available for Options under the Plan, in each case to the fullest extent permitted under the applicable rules and interpretations of the Exchange Act.
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      3.4 Stock Distributed. Any Stock distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, or Stock purchased on the open market.

                             ARTICLE 4: ELIGIBILITY

      4.1 General. Options may be granted only to persons, including natural persons, sole proprietorships, corporations, general partnerships, limited partnerships and all other entities, acting as consultants and advisers to the Company, including independent marketers or resellers of products of the Company or a Subsidiary and persons engaged by such independent marketers or resellers to provide consulting or advisory services to the Company or a Subsidiary, as determined by the Board.

                           ARTICLE 5: ADMINISTRATION

      5.1 Board. The Plan shall be administered by the Board or a Committee appointed by the Board to administer the Plan at any time or from time to time. If the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Plan shall be administered by the Board or a Committee of the Board that consists of two or more individuals, each of whom is a member of the Board and neither of whom is an officer or employee of the Company. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused.

      5.2 Authority of Board. The Board has the exclusive power, authority, and discretion to:

            (a) Designate Participants;

            (b) Determine the number of Options to be granted and the number of shares of Stock subject to an Option;

            (c) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

            (d) Determine the terms and conditions of any Option granted under the Plan, including but not limited to, the exercise price, any restrictions or limitations on the Option, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Option and accelerations or waivers thereof, and any modification or amendment of any Option previously granted, based in each case on such considerations as the Board in its sole discretion determines;

            (e) Determine whether, to what extent, and under what circumstances an Option may be settled in, or the exercise price of an Option may be paid in, cash, Stock, other Options, or other property, or an Option may be canceled, forfeited, or surrendered;


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            (f) Determine whether, to what extent, and under what circumstances cash, Stock, and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Board;

            (g) Decide all other matters that must be determined in connection with an Option;

            (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

            (i) Interpret the Plan, any Option, and any Award Agreement in its discretion; and

            (j) Make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan.

      5.3 Decisions Binding. All decisions, interpretations, and determinations by the Board with respect to the Plan, any Option, and any Award Agreement are final, binding, and conclusive on all parties.

                            ARTICLE 6: STOCK OPTIONS

      6.1 General. The Board is authorized to grant Options to Participants on the following terms and conditions:

            (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Board, provided that the exercise price may not be less than 85% of the Fair Market Value as of the date of the grant, and provided further that with respect to Options granted to a Ten Percent Owner, the exercise price may not be less than 110% of the Fair Market Value as of the date of grant.

            (b) Payment. Payment for Stock issued upon exercise of an Option shall be made in accordance with Article 7 of the Plan.

            (c) Time and Conditions of Exercise. The Board shall determine the time or times at which an Option may be exercised in whole or in part, provided that no Option may be exercisable prior to six months following the date of the grant of such Option if and to the extent such limitation is necessary or required under Rule 16b-3, or successor legislation, under the Exchange Act.

            (d) Evidence of Option. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Board.

      6.2 Termination of Participant. Notwithstanding the exercise periods set forth in any Award Agreement, Options shall be subject to the following:


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            (a) An Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

            (b) Except as otherwise provided in the Award Agreement or thereafter determined by the Board in writing, (i) if the contractual relationship between the Company and the Participant, or the entity engaging the Participant to provide consulting or advisory services to the Company, as the case may be, expires or is terminated due to any reason other than for Cause, the Participant's Options may only be exercised to the extent that such Options would have been exercisable on the Termination Date; provided, that such exercise is made within thirty days after the Termination Date; and (ii) if such contractual relationship is terminated for Cause, the Participant's Options shall automatically lapse and not be exercisable by the Participant, whether or not such Options were vested.

                    ARTICLE 7: PAYMENT FOR STOCK PURCHASES;
                        WITHHOLDING TAXES; RELOAD OPTIONS

      7.1 Payment. Payment for Stock purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Board in an Award Agreement or otherwise in writing and where permitted by law:

            (a) by cancellation of indebtedness of the Company to the Participant;

            (b) by surrender of (or attestation to the ownership of) Stock valued at Fair Market Value on the date new Stock is purchased under the Plan; provided, however, that such surrender or attestation shall not be permitted if such action would cause the Company to recognize compensation expense (or additional compensation expense) for financial reporting purposes;

            (c) by waiver of compensation due or accrued to Participant for services rendered;

            (d) by tender of property acceptable to the Board;

            (e) with respect to purchases upon exercise of an Option, and provided that a public market for the Stock then exists:

                  (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased to pay for the exercise price (and any applicable withholding taxes), and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price and any such withholding taxes directly to the Company;


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                  (2) through a "margin" commitment from Participant and a NASD
            Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price (and any applicable withholding taxes), and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price and any such withholding taxes directly to the Company; or

                  (3) through any other "cashless exercise" procedure approved by the Board; or

            (f) by any combination of the foregoing, or any other method of payment acceptable to the Board in its sole discretion.

      7.2 Loan Guarantees. The Board may, in its discretion, help the Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

      7.3 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any taxable event arising as a result of this Plan. Whenever, under the Plan, payments in satisfaction of Options are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements. With respect to withholding required upon any taxable event relating to the issuance of Stock under the Plan, Participants may elect (the "Election"), on or prior to the date of such taxable event, to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes. The Board may disapprove any Election or may suspend or terminate the right to make Elections. An Election is irrevocable. The Board may, at the time any Option is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above.

      7.4 Reload Options. Award Agreements may contain a provision pursuant to which a Participant who pays all or a portion of the exercise price of an Option or the tax required to be withheld pursuant to an exercise of an Option by surrendering shares of Stock pursuant to Sections 7.1 or 7.3, respectively, shall be automatically granted an Option for the purchase of Stock equal to the number of shares surrendered (a "Reload Option"). The grant of the Reload Option shall be effective on the date the Participant surrenders the shares of Stock in respect of which the Reload Option is granted (the "Reload Date"). The Reload Option shall have an exercise price equal to the Fair Market Value of the Stock on the Reload Date, and shall have a term which is no longer, and which shall lapse no later, than the original term of the underlying option.


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                  ARTICLE 8: PROVISIONS APPLICABLE TO OPTIONS

      8.1 Stand-Alone, Tandem, and Substitute Options. Options granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for, any other Option granted under the Plan. Options granted in addition to or in tandem with other Options may be granted either at the same time as or at a different time from the grant of such other Options.

      8.2 Modification or Assumption of Options. Within the limitations of the Plan, the Board may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Option.

      8.3 Exchange Provisions. The Board may at any time offer to exchange or buy out any previously granted Option for a payment in cash, Stock, or another Option, based on the terms and conditions the Board determines and communicates to the Participant at the time the offer is made.

      8.4 Term of Option. The term of each Option shall be for the period as determined by the Board, provided that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

      8.5 Form of Payment for Options. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Option may be made in such forms as the Board determines at or after the time of grant, including without limitation, cash, Stock, other Options, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Board.

      8.6 Limits on Transfer. No right or interest of a Participant in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No Option shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, pursuant to a "domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

      8.7 Repurchase Rights. At the discretion of the Board, the Company may reserve to itself or its assignees in any Award Agreement (a) a right of first refusal to purchase any Stock which a Participant may propose to transfer to a third party and/or (b) a right to repurchase any and all Stock held by a Participant upon termination for any reason of the contractual relationship between Company or its Subsidiary and the Participant, or the entity engaging the Participant to


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provide consulting or advisory services to the Company or its Subsidiary, as the case may be, at a reasonable price for such Stock as determined by the Board.

      8.8 Lock-up Agreement. In addition to any other restrictions on transfer, a Participant shall not, without the prior written consent of the Board in its discretion, offer or sell any Stock acquired pursuant to the Plan for at least one hundred eighty (180) days after (a) the closing of the initial public offering of securities of the Company registered under the Securities Act or (b) in the event that subsequent to such initial public offering the Stock is not listed and traded upon a recognized securities exchange or quoted on a recognized national market system, the closing of each offering of securities of the Company registered under the Securities Act subsequent to such initial public offering through and including one hundred eighty (180) days after the offering immediately after which the Stock is listed and traded upon such exchange or system.

      8.9 Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal or state securities laws, rules, and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock.

                    ARTICLE 9: CHANGES IN CAPITAL STRUCTURE

      9.1 General; Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Stock, a declaration of a dividend payable in a form other than Stock in an amount that has a material effect on the price of the Stock, a combination or consolidation of the outstanding Stock (by classification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spin-off or a similar occurrence, the Board shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of
(a) the number of shares of Stock available for future Options under Article 3,
(b) the limitations set forth in Article 3, (c) the number and kind of shares of Stock covered by each outstanding Option or (d) the exercise price under each outstanding Option in the nature of rights that may be exercised. Except as provided in this Article 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

      9.2 Dissolution or Liquidation. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

      9.3 Reorganizations. In the event that the Company is a party to a merger, consolidation or other reorganization, outstanding Options shall be subject to the agreement of merger, consolidation or reorganization. The Board may cause such agreement to provide, without limitation, (a) for the continuation of outstanding Options by the Company (if the Company is a surviving corporation),
(b) for their assumption by the surviving corporation or its parent or subsidiary, (c) for the substitution by the surviving corporation or its parent or


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subsidiary of its own awards for such Options, (d) for accelerated vesting, accelerated expiration and/or lapse of restrictions, or (e) for settlement in cash or cash equivalents. If the Board does not cause such agreement to provide for one of the alternatives in (a), (b), (c), (d) or (e) above, then all outstanding Options shall become fully exercisable upon the effectiveness of the transactions contemplated by such agreement.

              ARTICLE 10: AMENDMENT, MODIFICATION, AND TERMINATION

      10.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Board may terminate, amend, or modify the Plan. An amendment or modification of the Plan shall be subject to the approval of the shareholders of the Company only to the extent required by applicable laws, regulations and rules.

      10.2 Options Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Participant.

                         ARTICLE 11: GENERAL PROVISIONS

      11.1 No Rights to Options. No Participant shall have any claim to be granted any Option under the Plan, and neither the Company nor the Board is obligated to treat Participants uniformly.

      11.2 No Stockholder Rights. No Option gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Option.

      11.3 Relationship Between the Company and Participants. Nothing in the Plan or any Award Agreement shall make any Participant an employee or agent of the Company or any Subsidiary for any purpose whatsoever, nor confer upon any Participant any authority to assume or create any obligation or responsibility, expressed or implied, on behalf of or in the name of the Company or any Subsidiary, nor extend or constitute a commitment to extend the terms and conditions of any agreement between the Participant and the Company.

      11.4 Unfunded Status of Options. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Option, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      11.5 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any other benefit plan of the Company or any Subsidiary.

      11.6 Expenses. The expense of administering the Plan shall be borne by the Company and its Subsidiaries.


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      11.7 Titles and Headings. The titles and headings of the Articles and
Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      11.8 Fractional Shares. No fractional shares of stock shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

      11.9 Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Section 16 or its successors under the Exchange Act. To the extent any provision of the Plan or any Award Agreement or any action by the Board fails to so comply, it shall be void to the extent required by law and voidable as deemed advisable by the Board.

      11.10 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act, any of the shares of Stock paid under the Plan. If the shares of Stock paid under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      11.11 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

      11.12 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or other rights otherwise than under the Plan.

      11.13 Financial Statements. Within a reasonable time after such financial statements are available, at the end of each fiscal year the Company will provide a copy of its balance sheet and income statement to any Participant who was a shareholder as of such fiscal year end.

                            ARTICLE 12: DEFINITIONS

      12.1 Definitions. The following words and phrases shall have the following meanings for purposes of this Plan:

            (a) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Option.


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            (b) "Board" means the Board of Directors of the Company or, if the context so requires, a Committee thereof appointed pursuant to Article 5.

            (c) "Cause" means material breach by the Participant, or the entity engaging the Participant to provide consulting or advisory services to the Company or its Subsidiary, as the case may be, of its obligations under any contractual relationship with the Company, and such breach, if capable of remedy, has not been remedied at the expiration of thirty (30) days following delivery of written notice to the Participant from the Company indicating the steps required to be taken to remedy the failure.

            (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (e) "Committee" means the committee of the Board described in
      Article 5.

            (f) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by the Board in good faith using such methods or procedures as may be established from time to time by the Board. Unless otherwise determined by the Board, the Fair Market Value of Stock as of any date shall be the mean between the bid and asked quotations for the Stock on that date as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or, if there are no bid or asked quotations on such date, the mean between the bid and asked quotations on the next preceding date for which quotations are available. If the Stock is subsequently listed and traded upon a recognized securities exchange or shall be quoted on a recognized national market system, the Fair Market Value shall be the closing price on such date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

            (g) "Option" means a right granted to a Participant under Article 6 of the Plan to purchase Stock at a specified price during specified time periods. An Option is not intended to be an incentive stock option meeting the requirements of Section 422 of the Code.

            (h) "Participant" means a person described in Section 4.1 who has been granted an Option under the Plan.

            (i) "Plan" means the SalesLogix Corporation 1998 Business Partner Stock Option Plan, as amended from time to time.

            (j) "Securities Act" means the Securities Act of 1933, as amended.

            (k) "Stock" means Class A Common Stock ($.001 par value) of the Company.

            (l) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.


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            (m) "Ten Percent Owner" means any individual who, at the date of grant of an Incentive Stock Option, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or a Subsidiary. For purposes of determining such percentage, the following rules shall apply:

                  (1) The individual with respect to whom such percentage is being determined shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and

                  (2) Stock owned, directly or indirectly, by or for a
            corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

            (n) "Termination Date" means the date on which the contractual relationship between the Company or its Subsidiary and a Participant, or the entity engaging the Participant to provide consulting or advisory services to the Company or its Subsidiary, as the case may be, expires or terminates for any reason or no reason.


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